Exhibit 99.1

For further information:
Lori A. Gwizdala, CFO
Chemical Financial Corporation
989 839 5358

For Immediate Release

Chemical Financial Corporation Reports Second Quarter 2008 Earnings

Earnings Per Share Increase 3 Percent

          MIDLAND, Mich., July 28, 2008 -- Chemical Financial Corporation (Nasdaq:CHFC) today announced 2008 second quarter net income of $9.6 million, or $0.40 per diluted share, versus net income of $9.5 million, or $0.39 per diluted share, in the second quarter of 2007.

          Net income was $19.3 million, or $0.81 per diluted share, for the six months ended June 30, 2008, compared to net income of $18.6 million, or $0.75 per diluted share, for the six months ended June 30, 2007.

          "We are pleased with our quarterly earnings performance especially in light of the challenges posed by the economy. An increase in net interest income resulting from a higher net interest margin was augmented by a one time gain in the amount of $1.7 million from the sale of MasterCard stock during the second quarter. These increases were partially offset by continued weaknesses in credit quality which resulted in a substantial increase in the provision for loan losses and other credit related costs," said David B. Ramaker, Chairman, President and Chief Executive Officer of Chemical Financial Corporation. "We have not yet seen sustained evidence of a recovery in the Michigan economy, and in view of the struggling housing industry, the low level of consumer confidence and the U.S. automotive industry facing unprecedented challenges, it is difficult to foresee any economic turnaround in the short term. However, we are confident that our increased net interest income, strong balance sheet, healthy capital position and conservative credit culture will allow us to not only weather the storm, but capitalize on any opportunities," added Ramaker.

          Net interest income was $35.6 million in the second quarter of 2008, an increase of $3.2 million, or 9.9 percent, from second quarter 2007 net interest income of $32.4 million, and an increase of $1.2 million, or 3.6 percent, from first quarter 2008 net interest income of $34.4 million. The increases in net interest income were attributable primarily to the increases in net interest margin. The net interest margin (on a tax-equivalent basis) in the second quarter of 2008 was 4.11 percent, up substantially from 3.70 percent in the second quarter of 2007, and up from 3.94 percent in the first quarter of 2008. The increases in net interest margin were primarily attributable to decreases in rates paid on interest-bearing liabilities exceeding decreases in rates earned on interest-earning assets, as deposits repriced more rapidly than loans in the falling interest rate environment experienced in the past 12 months.

          Total assets were $3.74 billion at June 30, 2008, down slightly from $3.75 billion at December 31, 2007 and down from $3.78 billion at June 30, 2007. At June 30, 2008, total loans were $2.85 billion, versus $2.80 billion at December 31, 2007 and June 30, 2007. Federal funds sold were $8 million at June 30, 2008, down from $58 million at December 31, 2007 and $86 million at June 30, 2007. During the first six months of 2008, the Company utilized excess liquidity to fund approximately $51 million in loan growth. Investment securities were $589 million at June 30, 2008, down from $595 million at December 31, 2007 and down from $621 million at June 30, 2007.

          Total deposits were $2.89 billion at June 30, 2008, up slightly from $2.88 billion at December 31, 2007, although down from $2.94 billion at June 30, 2007. Long-term wholesale borrowings, comprised of Federal Home Loan Bank advances, totaled $130 million at June 30, 2008, down $20 million, or 13.3 percent, from $150 million at December 31, 2007 and down $5 million, or 3.7 percent, from $135 million at June 30, 2007.

          The provision for loan losses was $6.5 million in the second quarter of 2008, compared to $2.7 million in the first quarter of 2008 and $2.5 million in the second quarter of 2007. Net loan charge-offs were $6.5 million in the second quarter of 2008, up substantially from $2.5 million in the first quarter of 2008 and $1.3 million in the second quarter of 2007. The increases in the provision for loan losses in the second quarter of 2008, as compared to the first quarter of 2008 and the previous year, were due primarily to increases in commercial, real estate commercial and real estate construction loan charge-offs.

          At June 30, 2008, nonperforming assets totaled $87.8 million, up from $84.6 million at March 31, 2008 and up from $57.0 million at June 30, 2007. Nonperforming loans were $71.9 million at June 30, 2008 and March 31, 2008, with the increase in nonperforming assets in the second quarter of 2008 occurring in the other real estate component of nonperforming assets. At June 30, 2008, nonperforming loans as a percentage of total loans were 2.52 percent, down from 2.58 percent at March 31, 2008 and up from 1.71 percent at June 30, 2007.

          The allowance for loan losses of $39.7 million at June 30, 2008 was 1.39 percent of total loans, down from 1.42 percent of total loans at March 31, 2008 and up from 1.30 percent of total loans at June 30, 2007. The allowance for loan losses as a percent of nonperforming loans was 55 percent at both June 30, 2008 and March 31, 2008, compared to 76 percent at June 30, 2007. The Company's nonperforming loans at June 30, 2008 included commercial, real estate commercial and residential development construction loans, totaling $28 million, which have been analyzed and deemed to have sufficient collateral values so as not to require allocation of the allowance for loan losses to these loans.

          Total noninterest income was $12.0 million in the second quarter of 2008, up $0.6 million, or 5.3 percent, from $11.4 million in the second quarter of 2007. The increase over the prior year was attributable to the realization of a $1.7 million gain on the sale of MasterCard stock. In comparison, in the second quarter of 2007, the Company recognized $0.9 million in gains on the sales of a previously consolidated branch office location and a parcel of excess land contiguous to an existing branch office.

          Operating expenses in the second quarter of 2008 were $26.9 million, down $0.3 million, or 1.2 percent, from $27.2 million in the second quarter of 2007. Operating expenses in the second quarter of 2007 included $1.6 million of reorganization (compensation-related) expenses. Excluding these reorganization expenses, operating expenses in the second quarter of 2008 were up $1.3 million, or 5 percent, as compared to the second quarter of 2007. This increase in operating expenses was largely attributable to a customer merchant credit card loss of $0.6 million. The Company's efficiency ratio was 55.8 percent in the second quarter of 2008, down from 60.3 percent in the first quarter of 2008 and down from 61.4 percent in the second quarter of 2007. The decreases in the efficiency ratio were primarily attributable to the increase in net interest income.

          The Company's return on average assets during the second quarter of 2008 was 1.03 percent, the same as in the first quarter of 2008 and up slightly from 1.00 percent in the second quarter of 2007. At June 30, 2008, the Company's book value stood at $21.58 per share versus $20.79 per share at June 30, 2007. The increase in return on assets resulted in a slight increase in return on average equity to 7.6 percent in the second quarter of 2008 from 7.5 percent in the second quarter of 2007.

          Chemical Financial Corporation is the third-largest bank holding company headquartered in Michigan. The Company operates through a single subsidiary bank, Chemical Bank, with 129 banking offices spread over 31 counties in the lower peninsula of Michigan. At June 30, 2008, the Company had total assets of $3.74 billion. Chemical Financial Corporation common stock trades on The Nasdaq Stock Market under the symbol CHFC and is one of the issues comprising the Nasdaq Global Select Market.

Safe Harbor Statement

This report contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and Chemical Financial Corporation itself. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "is likely," "judgment," "plans," "predicts," "projects," "should," "will," variations of such words and similar expressions are intended to identify such forward-looking statements. Management's determination of the provision and allowance for loan losses involves judgments that are inherently forward-looking. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Chemical Financial Corporation undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Risk factors include, but are not limited to, the risk factors described in Item 1A in Chemical Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 2007, the timing and level of asset growth; changes in banking laws and regulations; changes in tax laws; changes in prices, levies and assessments; the impact of technological advances and issues; governmental and regulatory policy changes; opportunities for acquisitions and the effective completion of acquisitions and integration of acquired entities; the possibility that anticipated cost savings and revenue enhancements from acquisitions, restructurings, reorganizations and bank consolidations may not be realized fully or at all or within expected time frames; the local and global effects of the ongoing war on terrorism and other military actions, including actions in Iraq; and current uncertainties and fluctuations in the financial markets and stocks of financial services providers due to concerns about credit availability and concerns about the Michigan economy in particular. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

Chemical Financial Corporation Announces Second Quarter Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation

(In thousands, except per share data)	June 30 2008	December 31 2007	June 30 2007
Assets:
Cash and cash equivalents:
Cash and cash due from banks	$110,050	$125,285	$103,910
Federal funds sold	8,000	58,000	86,200
Interest-bearing deposits with unaffiliated banks	4,827	6,228	5,487
Total cash and cash equivalents	122,877	189,513	195,597
Investment securities:
Available for sale	477,910	503,271	513,954
Held to maturity	111,579	91,243	106,792
Total investment securities	589,489	594,514	620,746
Other securities	22,142	22,135	22,135
Loans held for sale	7,571	7,883	6,560

Loans:
Commercial	539,086	515,319	522,535
Real estate commercial	776,505	760,399	735,510
Real estate construction	130,079	134,828	132,900
Real estate residential	824,588	838,545	845,432
Consumer	580,203	550,343	559,955
Total Loans	2,850,461	2,799,434	2,796,332
Allowance for loan losses	(39,664)	(39,422)	(36,254)
Net Loans	2,810,797	2,760,012	2,760,078

Premises and equipment	49,164	49,930	48,313
Goodwill	69,908	69,908	69,908
Other intangible assets	5,963	6,876	7,757
Interest receivable and other assets	59,943	53,542	53,820
Total Assets	$3,737,854	$3,754,313	$3,784,914

Liabilities:
Deposits:
Noninterest-bearing	$552,550	$535,705	$544,555
Interest-bearing	2,334,409	2,339,884	2,391,323
Total Deposits	2,886,959	2,875,589	2,935,878
Interest payable and other liabilities	21,207	22,848	22,156
Short-term borrowings	185,472	197,363	185,357
Federal Home Loan Bank advances - long-term	130,025	150,049	135,049
Total Liabilities	3,223,663	3,245,849	3,278,440

Shareholders' Equity:
Common stock, $1 par value per share	23,823	23,815	24,365
Surplus	345,117	344,579	356,532
Retained earnings	147,092	141,867	135,054
Accumulated other comprehensive loss	(1,841)	(1,797)	(9,477)
Total Shareholders' Equity	514,191	508,464	506,474
Total Liabilities and Shareholders' Equity	$3,737,854	$3,754,313	$3,784,914

Chemical Financial Corporation Announces Second Quarter Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation

	Three Months Ended June 30		Six Months Ended June 30
(In thousands, except per share data)	2008	2007	2008	2007
Interest Income:
Interest and fees on loans	$44,491	$48,138	$90,061	$95,504
Interest on investment securities:
Taxable	5,473	6,233	11,312	12,368
Tax-exempt	687	666	1,382	1,330
Dividends on other securities	390	357	584	573
Interest on federal funds sold	412	1,617	1,430	3,062
Interest on deposits with unaffiliated banks	55	75	176	174
Total Interest Income	51,508	57,086	104,945	113,011

Interest Expense:
Interest on deposits	13,734	20,917	30,061	41,253
Interest on short-term borrowings	501	1,866	1,460	3,774
Interest on Federal Home Loan Bank advances - long-term	1,637	1,883	3,402	3,790
Total Interest Expense	15,872	24,666	34,923	48,817
Net Interest Income	35,636	32,420	70,022	64,194
Provision for loan losses	6,500	2,500	9,200	4,125
Net Interest Income after
Provision for Loan Losses	29,136	29,920	60,822	60,069

Noninterest Income:
Service charges on deposit accounts	5,007	5,236	9,781	10,204
Trust and investment services revenue	2,090	2,087	4,117	4,187
Other charges and fees for customer services	2,461	2,376	4,684	4,818
Mortgage banking revenue	524	628	1,060	1,070
Investment securities gains	1,716	-	1,716	4
Other	161	1,029	181	1,116
Total Noninterest Income	11,959	11,356	21,539	21,399

Operating Expenses:
Salaries, wages and employee benefits	14,810	15,773	29,289	30,512
Occupancy	2,360	2,771	5,130	5,360
Equipment	2,133	2,207	4,320	4,356
Other	7,582	6,470	14,990	13,751
Total Operating Expenses	26,885	27,221	53,729	53,979
Income Before Income Taxes	14,210	14,055	28,632	27,489
Provision for federal income taxes	4,600	4,543	9,351	8,936
Net Income	$9,610	$9,512	$19,281	$18,553

Net income per share:
Basic	$0.40	$0.39	$0.81	$0.75
Diluted	0.40	0.39	0.81	0.75

Cash dividends per share	0.295	0.285	0.590	0.570

Average shares outstanding:
Basic	23,823	24,644	23,823	24,738
Diluted	23,831	24,655	23,829	24,752

Chemical Financial Corporation Announces Second Quarter Operating Results

Financial Summary (Unaudited)
Chemical Financial Corporation

	Three Months Ended June 30		Six Months Ended June 30
(Dollars in thousands)	2008	2007	2008	2007
Average Balances
Total assets	$3,757,238	$3,797,749	$3,774,361	$3,793,283
Total interest-earning assets	3,530,750	3,566,517	3,546,177	3,560,228
Total loans	2,827,260	2,796,902	2,813,105	2,797,752
Total deposits	2,910,357	2,931,977	2,921,693	2,925,820
Total interest-bearing liabilities	2,680,550	2,729,085	2,708,823	2,728,594
Total shareholders' equity	511,926	510,902	510,079	511,108

	Three Months Ended June 30		Six Months Ended June 30
	2008	2007	2008	2007
Key Ratios (annualized where applicable)
Net interest margin (taxable equivalent basis)	4.11%	3.70%	4.02%	3.68%
Efficiency ratio	55.8%	61.4%	58.0%	62.3%
Return on average assets	1.03%	1.00%	1.03%	0.99%
Return on average shareholders' equity	7.6%	7.5%	7.6%	7.3%
Average shareholders' equity as a
percent of average assets	13.6%	13.5%	13.5%	13.5%
Tangible shareholders' equity as a
percent of total assets			12.0%	11.6%
Total risk-based capital ratio			17.3%	17.5%

	June 30 2008	March 31 2008	Dec 31 2007	Sept 30 2007	June 30 2007
Credit Quality Statistics
Nonaccrual loans	$61,635	$61,360	$55,596	$40,341	$36,119
Loans 90 or more days past due
and still accruing	10,288	10,570	7,764	13,282	11,704
Total nonperforming loans	71,923	71,930	63,360	53,623	47,823
Repossessed assets (RA)	15,897	12,664	11,132	9,164	9,177
Total nonperforming assets	87,820	84,594	74,492	62,787	57,000
Net loan charge-offs (year-to-date)	8,958	2,460	6,176	2,737	1,969

Allowance for loan losses as a
percent of total loans	1.39%	1.42%	1.41%	1.36%	1.30%
Allowance for loan losses as a
percent of nonperforming loans	55%	55%	62%	72%	76%
Nonperforming loans as a
percent of total loans	2.52%	2.58%	2.26%	1.90%	1.71%
Nonperforming assets as a
percent of total loans plus RA	3.06%	3.02%	2.65%	2.22%	2.03%
Nonperforming assets as a
percent of total assets	2.35%	2.23%	1.98%	1.64%	1.51%
Net loan charge-offs as a percent of
average loans (year-to-date, annualized)	0.64%	0.35%	0.22%	0.13%	0.14%

	June 30 2008	March 31 2008	Dec 31 2007	Sept 30 2007	June 30 2007
Additional Data - Intangibles
Goodwill	$69,908	$69,908	$69,908	$69,908	$69,908
Core deposit intangibles	3,609	4,062	4,593	5,024	5,455
Mortgage servicing rights (MSR)	2,354	2,280	2,283	2,300	2,302
Amortization of core deposit intangibles (quarter only)	453	531	431	431	430

Chemical Financial Corporation Announces Second Quarter Operating Results

Nonperforming Assets (Unaudited)
Chemical Financial Corporation

(Dollars in thousands)	June 30 2008	March 31 2008	Dec 31 2007	Sept 30 2007	June 30 2007
Nonaccrual loans:
Commercial	$10,918	$11,595	$10,961	$6,735	$5,810
Real estate commercial	17,915	19,235	19,672	19,664	19,163
Real estate construction	15,157	17,206	12,979	4,573	4,483
Real estate residential	11,955	9,267	8,516	7,244	4,967
Consumer	5,690	4,057	3,468	2,125	1,696
Total nonaccrual loans	61,635	61,360	55,596	40,341	36,119
Accruing loans contractually past due 90 days or more as to interest or principal payments:
Commercial	3,130	1,631	1,958	1,867	1,564
Real estate commercial	2,948	2,865	4,170	5,367	5,561
Real estate construction	676	392	-	1,076	884
Real estate residential	2,746	4,742	1,470	3,918	2,352
Consumer	788	940	166	1,054	1,343
Total accruing loans contractually past due 90 days or more as to interest or principal payments	10,288	10,570	7,764	13,282	11,704
Total nonperforming loans	71,923	71,930	63,360	53,623	47,823
Other real estate and repossessed assets	15,897	12,664	11,132	9,164	9,177
Total nonperforming assets	$87,820	$84,594	$74,492	$62,787	$57,000

Chemical Financial Corporation Announces Second Quarter Operating Results

Summary of Loan Loss Experience (Unaudited)
Chemical Financial Corporation

	Three Months Ended
(Dollars in thousands)	June 30 2008	March 31 2008	Dec 31 2007	Sept 30 2007	June 30 2007	March 31 2007
Allowance for loan losses at beginning of period	$39,662	$39,422	$38,386	$36,254	$35,016	$34,098
Provision for loan losses	6,500	2,700	4,475	2,900	2,500	1,625

Loans charged off:
Commercial	(1,474)	(591)	(550)	(208)	(435)	(429)
Real estate commercial	(3,373)	(1,304)	(1,415)	-	(186)	(74)
Real estate construction	(1,070)	(16)	(850)	(134)	(221)	(67)
Real estate residential	(358)	(245)	(306)	(64)	(96)	(18)
Consumer	(612)	(540)	(596)	(501)	(488)	(350)
Total loan charge-offs	(6,887)	(2,696)	(3,717)	(907)	(1,426)	(938)
Recoveries of loans previously charged off:
Commercial	228	77	90	18	42	99
Real estate commercial	32	20	1	19	-	1
Real estate construction	-	29	30	-	-	-
Real estate residential	5	22	12	4	1	1
Consumer	124	88	145	98	121	130
Total loan recoveries	389	236	278	139	164	231
Net loan charge-offs	(6,498)	(2,460)	(3,439)	(768)	(1,262)	(707)
Allowance for loan losses at end of period	$39,664	$39,662	$39,422	$38,386	$36,254	$35,016

Chemical Financial Corporation Announces Second Quarter Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation

(In thousands, except per share data)	2nd Qtr. 2008	1st Qtr. 2008	4th Qtr. 2007	3rd Qtr. 2007	2nd Qtr. 2007
Summary of Operations
Interest income	$51,508	$53,437	$55,726	$57,157	$57,086
Interest expense	15,872	19,051	22,304	24,684	24,666
Net interest income	35,636	34,386	33,422	32,473	32,420
Provision for loan losses	6,500	2,700	4,475	2,900	2,500
Net interest income after provision
for loan losses	29,136	31,686	28,947	29,573	29,920
Noninterest income	11,959	9,580	10,832	11,057	11,356
Operating expenses	26,885	26,844	25,522	25,170	27,221
Income taxes	4,600	4,751	4,411	4,850	4,543
Net income	$9,610	$9,671	$9,846	$10,610	$9,512

Per Common Share Data
Net income:
Basic	$ 0.40	$ 0.41	$ 0.41	$ 0.44	$ 0.39
Diluted	0.40	0.41	0.41	0.44	0.39
Cash dividends	0.295	0.295	0.285	0.285	0.285
Book value - period-end	21.58	21.60	21.35	21.04	20.79
Market value - period-end	20.40	23.84	23.79	24.25	25.87